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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the use of our report dated January 26, 1998 with respect to the balance sheet of VASCO Data Security International, Inc. as of September 30, 1997, included herein and to the references to our firm under the headings "Selected Consolidated Financial Information" and "Experts" in the Prospectus.


                                          /s/ KPMG Peat Marwick LLP

Chicago, Illinois

January 26, 1998